UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 21, 2007

Hana Biosciences, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32626	32-0064979
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7000 Shoreline Court, Suite 370, South San Francisco, CA        94080
(Address of principal executive offices)                (Zip Code)

(650) 588-6404
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 24, 2007, Hana Biosciences, Inc. (the “Company”) appointed Steven R. Deitcher, M.D., as its President and Chief Executive Officer. Dr. Deitcher, formerly the Company's Executive Vice President of Development and Chief Medical Officer, has also been appointed to serve as a director of the Company.

The Company and Dr. Deitcher had previously entered into an employment agreement dated May 6, 2007 governing the terms of Dr. Deitcher’s employment with the Company as its Executive Vice President of Development and Chief Medical Officer, and have agreed that the compensation arrangement described in such agreement will continue to govern Dr. Deitcher’s employment with the Company as President and CEO. The terms of the employment agreement were disclosed in a Current Report on Form 8-K filed by the Company on May 14, 2007 and are incorporated by reference herein. Upon his appointment, however, the Company also awarded to Dr. Deitcher a 10-year stock option to purchase 100,000 shares of the Company’s common stock. The stock option vests in three equal and annual installments commencing on the first anniversary of his appointment and is exercisable at a price per share equal to $1.74, the closing sale price of the Company’s common stock on August 24, 2007.

Prior to joining the Company in May 2007, Dr. Deitcher, age 43, served as Vice President and Chief Medical Scientist at Nuvelo, Inc. since 2004. Dr. Deitcher also brings more than 15 years as a practicing physician in hematology, medical oncology and vascular medicine. Prior to joining Nuvelo, from 1998 to 2004, Dr. Deitcher held a variety of positions in both the Department of Vascular Medicine and the Department of Hematology/Oncology while at The Cleveland Clinic Foundation, including Head of the Section of Hematology and Coagulation Medicine in the Department of Hematology/Oncology. Prior to that, he spent four years at The University of Tennessee in positions including Associate Chairman, Department of Medicine; Director, Combined Pediatric and Adult Thrombosis Clinic; and Director, Special Coagulation Laboratory. Dr. Deitcher earned his B.S. and M.D. in the Honors Program in Medical Education at Northwestern University Medical School.

Dr. Deitcher replaces Mark J. Ahn, Ph.D., who resigned from the Company on August 21, 2007, effective August 24, 2007, to accept an academic position.

The Company’s press release issued August 24, 2007 announcing Dr. Deitcher’s appointment and Dr. Ahn’s resignation is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 8.01. Other Events

On August 22, 2007, the Company announced that the U.S. Food and Drug Administration had granted fast track designation to the Company’s Marqibo drug candidate for the treatment of adult patients with Philadelphia chromosome negative acute lymphoblastic leukemia in second relapse or who have failed two lines of prior therapy. The Company’s press release issued August 22, 2007 is attached to this Current Report as Exhibit 99.2 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits. The following exhibit is furnished herewith.

Exhibit No.	Description

99.1	Hana Biosciences, Inc. press release dated August 24, 2007.
99.2	Hana Biosciences, Inc. press release dated August 22, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANA BIOSCIENCES, INC.

Date: August 24, 2007	By:	/s/ John P. Iparraguirre
John P. Iparraguirre
Vice President, Chief Financial Officer

EXHIBIT INDEX

Ex. No.	Description

99.1	Hana Biosciences, Inc. press release dated August 24, 2007.
99.2	Hana Biosciences, Inc. press release dated August 22, 2007.